CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption “Counsel” in the Prospectuses of F/m Compoundr U.S. Aggregate Bond ETF, F/m Compoundr High Yield Bond ETF, F/m Compoundr U.S. Treasury 10-Year Note ETF, F/m Falling Interest Rates Strategy ETF, F/m High Yield 100 ETF, F/m 6-Month Investment Grade Corporate Bond ETF, F/m 9-18 Month Investment Grade Corporate Bond ETF, F/m 2-Year Investment Grade Corporate Bond ETF, F/m 3-Year Investment Grade Corporate Bond ETF, F/m 5-Year Investment Grade Corporate Bond ETF, F/m 7-Year Investment Grade Corporate Bond ETF, F/m 10-Year Investment Grade Corporate Bond ETF, F/m 20-Year Investment Grade Corporate Bond ETF, F/m 30- Year Investment Grade Corporate Bond ETF, F/m 15+ Year Investment Grade Corporate Bond ETF, F/m Long-Term Treasury Inflation-Protected Security (TIPS) ETF, F/m Opportunistic Income ETF, F/m SMID Equity ETF, F/m Rising Interest Rates Strategy ETF, F/m Small Cap Core ETF, F/m Small Cap Growth ETF, F/m Ultrashort Treasury Inflation-Protected Security ETF, F/m US Treasury 30 Year Bond ETF, F/m US Treasury 20 Year Bond ETF, F/m US Treasury 10 Year Note ETF, F/m US Treasury 7 Year Note ETF, F/m US Treasury 5 Year Note ETF, F/m US Treasury 3 Year Note ETF, F/m US Treasury 2 Year Note ETF, F/m US Treasury 12 Month Bill ETF, F/m US Treasury 6 Month Bill ETF, F/m US Treasury 3 Month Bill ETF F/m Yield Curve Flattening Strategy ETF, F/m Yield Curve Steepening Strategy ETF, Optima Strategic Credit Fund, SGI U.S. Large Cap Equity Fund, SGI U.S. Large Cap Equity VI Portfolio, SGI Global Equity Fund, SGI Prudent Fund, SGI Peak Fund, SGI Small Cap Core Fund, SGI U.S. Large Cap Core ETF, SGI Dynamic Tactical ETF, SGI Enhanced Core ETF, SGI Enhanced Global Income ETF, SGI Enhanced Market Leaders ETF, SGI Enhanced Nasdaq-100 ETF and under the caption “Counsel” in all the Statements of Additional Information that are included in Post-Effective Amendment Nos. 381/386 to the Registration Statement (No. 033-20827; 811-05518) on Form N-1A of The RBB Fund, Inc., under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, respectively. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania

December 30, 2025